Exhibit 99.01

Contacts:	Investors	Media
	Jerry Natoli	Holly Perez
	Intuit Inc.	Intuit Inc.
	650-944-6181	650-944-6482
	jerry_natoli@intuit.com	holly_perez@intuit.com
Intuit First-Quarter Operating Results
Exceed Guidance
Revenue Growth at High End of Guidance:
Driven by Payroll and Financial Institutions Businesses
     MOUNTAIN VIEW, Calif. — Nov. 19, 2009 — Intuit Inc. (Nasdaq: INTU) today announced financial results for its first quarter ended Oct. 31.
First-Quarter Highlights
•	Strong customer growth across core businesses.

•	Revenue increased 2 percent to $493 million and operating results exceeded the company’s guidance.

•	Revenue growth in core businesses was led by the Employee Management Solutions’ Payroll service, at 9 percent, and the Financial Institutions segment, at 7 percent.

•	Operating results exceeded guidance due to a shift in marketing expenses from Q1 to Q2 and to continued diligence on spending and resource allocation. Last year’s Q1 results included an unusual $17 million benefit from compensation related items. Adjusting for that unusual item, the Q1 operating loss is $7 million less than it was last year. Intuit typically posts a seasonal loss in its first quarter when there is little revenue from its tax businesses but expenses remain relatively constant.

•	Intuit ended the quarter with more than $1 billion in cash and investments, maintaining a strong balance sheet, consistent with its financial operating principles.

•	The company repurchased $300 million of shares of stock in the quarter, and the board approved a new repurchase program of $600 million.

Intuit First Quarter 2010 Earnings

•	Intuit acquired Mint.com and reaffirmed its full-year 2010 guidance inclusive of the transaction. Previously, Intuit had expected to reduce its full-year 2010 non-GAAP (Generally Accepted Accounting Principles) earnings per share by 2 cents following the close of the transaction.
Note: all comparisons are versus the same period a year ago.

	GAAP			Non-GAAP
	Q1 10	Q1 09	% change	Q1 10	Q1 09	% change
Revenue	$493	$481	2%	$493	$481	2%
Operating Loss	$(99)	$(76)	NA	$(39)	$(29)	NA
EPS	$(0.21)	$(0.16)	NA	$(0.10)	$(0.09)	NA
Dollars in millions except for EPS
Company Perspective
          “Intuit’s solid revenue and operating results give us a good start to the fiscal year, with our most important quarters ahead of us,” said Brad Smith, Intuit’s president and chief executive officer. “With these early results, we are confident that we will grow revenue and expand operating margins. We will continue to invest in targeted, high-yield opportunities while also managing expenses.
          “We continue to see growth in our core businesses and are making progress in building out adjacent businesses. At the same time, we are accelerating our transition to a connected services company, with the recent acquisitions of online payroll provider PayCycle and the fast-growing online personal finance service Mint.com. We’ll also continue to invest in our products and in innovations that position us well for future growth.”
Business Segment Results and Highlights
Small Business Group revenue was flat with customer growth in all segments. This group includes these three business segments.
     Financial Management Solutions
•	Revenue for the segment, including QuickBooks, of $134 million, down 7 percent from the prior year. QuickBooks revenue in the first quarter reflects promotional pricing during the final months of QuickBooks 2009 edition.

•	QuickBooks unit growth, at 15 percent, was strong even in a challenging environment. QuickBooks 2010 debuted to good customer reviews in October, receiving an Editor’s Choice award and other positive industry reviews. QuickBooks 2010 delivers valuable features to help small businesses save and make money.

Intuit First Quarter 2010 Earnings

     Employee Management Solutions
•	Revenue was $97 million, up 9 percent from the prior year.

•	With the PayCycle acquisition, Intuit created a stronger offering by adopting the online payroll provider’s best practices and strengths into its technology, processes and culture. At 100 days into the integration, customer retention is very strong.
     Payments Solutions
•	Revenue was $75 million, up 4 percent from the prior year.

•	New merchant growth was up 12 percent from the prior year.

•	The company continues to add extensions to the Payments offering to attract new customers. Customers have responded well to our GoPayment offering, a new way to process credit card payments using handheld and mobile devices.
Consumer Tax
•	Revenue was $22 million, up $8 million from last year.

•	TurboTax for 2009 will go on sale in retail stores on Nov. 27; the season begins in earnest in January.
Accounting Professionals
•	Revenue was $22 million, up 3 percent from the prior year.

•	Intuit provided a free trial version of ProLine Tax Online Edition for tax professionals. This innovative, software-as-a-service tax solution helps professionals quickly and easily prepare and file federal and state tax returns.
Financial Institutions
•	Revenue was $80 million, up 7 percent from the prior year.

•	The segment continues to gain momentum with the Internet Banking end-user base increasing 4 percent and the Bill Pay end-user base growing 19 percent.

Intuit First Quarter 2010 Earnings

•	TurboTax for Online Banking won a Best of Show award at Finovate 2009, which showcases the best new innovations in financial and banking technology. This product responds to customers’ increasing desire to “never enter data,” and turns their online banking site into a valuable tax resource. It will be available to over 1,200 financial institutions for the upcoming tax season.
Other Businesses
•	Revenue, which includes Intuit’s small business and tax offerings in Canada and the United Kingdom, as well as Quicken and Intuit Real Estate Solutions, was $63 million, down 5 percent from the prior year.

•	Intuit acquired Mint.com on Nov. 2, adding a fast-growing consumer brand and successful software-as-a-service offering that helps people save and make money.

•	Medical Mutual of Ohio joined CIGNA and United Healthcare in offering Quicken Health Expense Tracker to their members. In 2010, Intuit expects to provide free access to Quicken Health Tracker to more than 26 million people through these three providers. The product is a growing part of Intuit’s connected services strategy and is a long-term growth opportunity for the company.
Forward-looking Guidance
          Intuit reaffirmed its financial full-year guidance for fiscal 2010, inclusive of the Mint transaction, and provided guidance for the second quarter, ending January 31. For fiscal 2010 the company expects:

•	Revenue of $3.3 billion to $3.43 billion, growth of 4 to 8 percent.

•	Non-GAAP operating income of $985 million to $1.025 billion, growth of 6 to 10 percent.
For the second quarter the company expects:

•	Revenue of $800 million to $835 million, or growth of 1 to 6 percent.

•	GAAP operating income of $94 million to $109 million.

•	Non-GAAP operating income of $160 million to $175 million.

•	GAAP diluted EPS of $0.15 to $0.18.

•	Non-GAAP diluted EPS of $0.29 to $0.32.

Intuit First Quarter 2010 Earnings

Webcast and Conference Call Information
          Intuit executives will discuss the financial results on a conference call at 1:30 p.m. Pacific time on Nov. 19. To hear the call, dial 866-238-1645 in the United States or 703-639-1163 from international locations. No reservation or access code is needed. The conference call can also be heard live via webcast at http://investors.intuit.com/events.cfm. Prepared remarks for the call will be available on Intuit’s Web site after the call ends.
          A replay of the conference call will also be available for one week by calling 888-266-2081, or 703-925-2533 from international locations. The access code for this call is 1406973.
          The audio webcast will remain available on Intuit’s Web site for one week after the conference call.

          Intuit, the Intuit logo and QuickBooks, among others, are registered trademarks and/or registered service marks of Intuit Inc. in the United States and other countries.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled “About Non-GAAP Financial Measures” as well as the related Table B and Table E. A copy of the press release issued by Intuit on Nov. 19, 2009 can be found on the investor relations page of Intuit’s Web site.
Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including forecasts of Intuit’s future expected financial results; its prospects for the business in fiscal 2010; the features and availability of future products and services; and all of the statements under the heading “Forward-looking Guidance.”
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: product introductions and price competition from our competitors can have unpredictable negative effects on our revenue, profitability and market position; governmental encroachment in our tax businesses or other governmental activities or public policy affecting the preparation and filing of tax returns could negatively affect our operating results and market position; we may not be able to successfully introduce new products and services to meet our growth and profitability objectives, and current and future products and services may not adequately address customer needs and may not achieve broad market acceptance, which could harm our operating results and financial condition; business interruption or failure of our information technology and communication systems may impair the availability of our products and services, which may damage our reputation and harm our financial results; if economic and market conditions in the U.S. and worldwide continue to decline, our customers may delay or reduce technology purchases which may harm our business, results of operations and financial condition; any significant product quality problems or delays in our products could harm our revenue, earnings and reputation; any failure to properly use and protect personal customer information could harm our revenue, earnings and reputation; our

Intuit First Quarter 2010 Earnings

revenue and earnings are highly seasonal and the timing of our revenue between quarters is difficult to predict, which may cause significant quarterly fluctuations in our financial results; predicting tax-related revenues is challenging due to the heavy concentration of activity in a short time period; we have implemented, and are continuing to upgrade, new information systems and any problems with these new systems could interfere with our ability to deliver products and services and gather information to effectively manage our business; our financial position may not make repurchasing shares advisable or we may issue additional shares in an acquisition causing our number of outstanding shares to grow; our acquisition activities may be disruptive to Intuit and may not result in expected benefits; and litigation involving intellectual property, antitrust, shareholder and other matters may increase our costs. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2009 and in our other SEC filings. You can locate these reports through our website at http://www.intuit.com/about_intuit/investors. Forward-looking statements are based on information as of Nov. 19, 2009, and we do not undertake any duty to update any forward-looking statement or other information in these remarks.

Table A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	October 31,	October 31,
	2009	2008
Net revenue:
Product	$206	$220
Service and other	287	261

Total net revenue	493	481

Costs and expenses:
Cost of revenue:
Cost of product revenue	35	33
Cost of service and other revenue	119	112
Amortization of purchased intangible assets	22	15
Selling and marketing	185	186
Research and development	143	136
General and administrative	78	65
Acquisition-related charges	10	10

Total costs and expenses [A]	592	557

Operating loss	(99)	(76)
Interest expense	(16)	(12)
Interest and other income (expense)	5	(1)

Loss before income taxes	(110)	(89)
Income tax benefit [B]	(42)	(37)

Net loss	$(68)	$(52)

Basic and diluted net loss per share	$(0.21)	$(0.16)

Shares used in basic and diluted per share calculations	320	323

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A
[A]	The following table summarizes the total share-based compensation expense that we recorded for the periods shown.

	Three Months Ended
	October 31,	October 31,
(in millions)	2009	2008
Cost of service and other revenue	$2	$1
Selling and marketing	7	8
Research and development	9	7
General and administrative	9	6

Total share-based compensation	$27	$22

[B]	Our effective tax benefit rate for the three months ended October 31, 2009 was approximately 38%. This differed from the federal statutory rate of 35% primarily due to state income taxes, which were partially offset by the benefit we received from the domestic production activities deduction and the federal and state research and experimentation credits. Our effective tax benefit rate for the three months ended October 31, 2008 was approximately 42%. Excluding net one-time benefits primarily related to the reinstatement of the research and experimentation credit, our effective tax benefit rate for that period was approximately 35% and did not differ significantly from the federal statutory rate of 35%.

Table B
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	October 31,	October 31,
	2009	2008
GAAP operating loss	$(99)	$(76)
Amortization of purchased intangible assets	22	15
Acquisition-related charges	10	10
Professional fees for business combinations	1	—
Share-based compensation expense	27	22

Non-GAAP operating loss	$(39)	$(29)

GAAP net loss	$(68)	$(52)
Amortization of purchased intangible assets	22	15
Acquisition-related charges	10	10
Professional fees for business combinations	1	—
Share-based compensation expense	27	22
Net gains on marketable equity securities and other investments	—	(1)
Income tax effect of non-GAAP adjustments	(23)	(16)
Exclusion of discrete tax items	(1)	(6)

Non-GAAP net loss	$(32)	$(28)

GAAP diluted net loss per share	$(0.21)	$(0.16)
Amortization of purchased intangible assets	0.07	0.04
Acquisition-related charges	0.03	0.03
Professional fees for business combinations	—	—
Share-based compensation expense	0.08	0.07
Net gains on marketable equity securities and other investments	—	—
Income tax effect of non-GAAP adjustments	(0.07)	(0.05)
Exclusion of discrete tax items	—	(0.02)

Non-GAAP diluted net loss per share	$(0.10)	$(0.09)

Shares used in diluted per share calculations	320	323

See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

Table C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	October 31,	July 31,
	2009	2009
ASSETS
Current assets:
Cash and cash equivalents	$313	$679
Investments	614	668
Accounts receivable, net	160	147
Income taxes receivable	98	67
Deferred income taxes	91	92
Prepaid expenses and other current assets	67	43

Current assets before funds held for customers	1,343	1,696
Funds held for customers	293	272

Total current assets	1,636	1,968

Long-term investments	92	97
Property and equipment, net	522	529
Goodwill	1,824	1,826
Purchased intangible assets, net	258	293
Long-term deferred income taxes	41	36
Other assets	81	77

Total assets	$4,454	$4,826

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$114	$105
Accrued compensation and related liabilities	118	175
Deferred revenue	355	378
Other current liabilities	140	154

Current liabilities before customer fund deposits	727	812
Customer fund deposits	293	272

Total current liabilities	1,020	1,084

Long-term debt	998	998
Other long-term obligations	164	187

Total liabilities	2,182	2,269

Stockholders’ equity	2,272	2,557

Total liabilities and stockholders’ equity	$4,454	$4,826

Table D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	October 31,	October 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(68)	$(52)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	39	33
Amortization of intangible assets	36	27
Share-based compensation	27	22
Deferred income taxes	(24)	45
Tax benefit from share-based compensation plans	6	11
Excess tax benefit from share-based compensation plans	(3)	(6)
Other	4	5

Total adjustments	85	137

Changes in operating assets and liabilities:
Accounts receivable	(13)	(17)
Prepaid expenses, taxes and other current assets	(56)	(121)
Accounts payable	9	22
Accrued compensation and related liabilities	(57)	(113)
Deferred revenue	(24)	(18)
Income taxes payable	—	(14)
Other liabilities	(16)	(24)

Total changes in operating assets and liabilities	(157)	(285)

Net cash used in operating activities	(140)	(200)

Cash flows from investing activities:
Purchases of available-for-sale debt securities	(388)	(36)
Sales of available-for-sale debt securities	322	148
Maturities of available-for-sale debt securities	36	11
Net change in funds held for customers’ money market funds and other cash equivalents	66	283
Purchases of property and equipment	(32)	(67)
Net change in customer fund deposits	21	(283)
Other	(3)	2

Net cash provided by investing activities	22	58

Cash flows from financing activities:
Net proceeds from issuance of common stock under stock plans	65	77
Tax payments related to restricted stock issuance	(15)	(12)
Purchase of treasury stock	(300)	(165)
Excess tax benefit from share-based compensation plans	3	6
Other	(1)	—

Net cash used in financing activities	(248)	(94)

Effect of exchange rates on cash and cash equivalents	—	(8)

Net decrease in cash and cash equivalents	(366)	(244)
Cash and cash equivalents at beginning of period	679	413

Cash and cash equivalents at end of period	$313	$169

Table E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME (LOSS), AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP				Non-GAAP
	Range of Estimate				Range of Estimate
	From	To	Adjustments		From	To
Three Months Ending January 31, 2010
Revenue	$800	$835	$—		$800	$835
Operating income	$94	$109	$66	[a]	$160	$175
Diluted earnings per share	$0.15	$0.18	$0.14	[b]	$0.29	$0.32
Shares	320	324	—		320	324

Twelve Months Ending July 31, 2010
Revenue	$3,300	$3,430	$—		$3,300	$3,430
Operating income	$785	$825	$200	[c]	$985	$1,025
Diluted earnings per share	$1.49	$1.56	$0.40	[d]	$1.89	$1.96
Shares	319	323	—		319	323
See “About Non-GAAP Financial Measures” immediately following this Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

[a]	Reflects estimated adjustments for share-based compensation expense of approximately $36 million; amortization of purchased intangible assets of approximately $17 million; and acquisition-related charges of approximately $13 million.

[b]	Reflects the estimated adjustments in item [a], income taxes related to these adjustments, and adjustments for certain discrete GAAP tax items.

[c]	Reflects estimated adjustments for share-based compensation expense of approximately $124 million; amortization of purchased intangible assets of approximately $36 million; and acquisition-related charges of approximately $40 million.

[d]	Reflects the estimated adjustments in item [c], income taxes related to these adjustments, and adjustments for certain discrete GAAP tax items.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES
The accompanying press release dated November 19, 2009 contains non-GAAP financial measures. Table B and Table E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.
We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.
We exclude the following items from all of our non-GAAP financial measures:
•	Share-based compensation expense

•	Amortization of purchased intangible assets

•	Acquisition-related charges

•	Professional fees for business combinations
We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:
•	Gains and losses on marketable equity securities and other investments
•	Income tax effects of excluded items
We believe that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments or our senior management. Segment managers are not held accountable for share-based compensation expenses, acquisition-related charges, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe that our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.
The following are descriptions of the items we exclude from our non-GAAP financial measures.
Share-based compensation expenses. These consist of non-cash expenses for stock options, restricted stock units and purchases of common stock under our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.
Amortization of purchased intangible assets and acquisition-related charges. When we acquire an entity, we are required by GAAP to record the fair values of the intangible assets of the entity and amortize them over their useful lives. Amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets of acquired entities. Acquisition-related charges in operating expenses include amortization of other purchased intangible assets such as customer lists, covenants not to compete and trade names.
Professional fees for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal and accounting fees.
Gains and losses on marketable equity securities and other investments. We exclude from our non-GAAP financial measures gains and losses that we record when we sell or impair marketable equity securities and other investments.
Income tax effects of excluded items. We exclude from our non-GAAP financial measures the income tax effects of the adjustments described above that relate to the current period as well as adjustments for similar items that relate to prior periods. This is consistent with how we plan, forecast and evaluate our operating results.
The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table E include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments and sales of marketable equity securities and other investments.